                                                                    EXHIBIT 10.6

                               WEIGH-TRONIX, LLC

                            SUBSCRIPTION AGREEMENT
                            ----------------------

                                 June 13, 2000

To:  Marconi, Inc.

   Re:  Offering of Exchangeable PIK Preferred Member Interest

Ladies and Gentlemen:

   Subject to the terms and conditions of this Subscription Agreement (this "Agreement") and in reliance upon the representations and warranties of the respective parties contained herein:

   (a) The Company agrees to sell to Marconi, Inc., or its designated affiliate (the "Subscriber"), and the Subscriber irrevocably subscribes for and agrees to purchase from the Company, a new class of member interest of the Company designated as the Exchangeable PIK Preferred Member Interest (the "PIK Preferred Interest") and to thereby become a Member of the Company, in consideration of the Subscriber's agreement to contribute capital (the "Capital Contribution") equal to the amount indicated opposite such Subscriber's name on Schedule 1 attached hereto; and

   (b) The Company agrees that the Subscriber shall be admitted as a Member of the Company, upon the terms and conditions and in consideration of the Subscriber's agreement to be bound by the terms and provisions of (i) the Amended and Restated Operating Agreement of the Company, to be dated the date hereof, the form of which is attached as Annex A hereto and incorporated herein by reference (the "Operating Agreement"), and (ii) the Amended and Restated Members Agreement, also to be dated the date hereof, the form of which is attached as Annex B hereto and incorporated herein by reference (the "Members Agreement", and together with the Operating Agreement, the "Amended Company Documents").

   In connection with such subscription, and intending to be legally bound, the Subscriber and the Company hereby agree with each other as follows:

   1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Offering Memorandum of the Company and its subsidiary, SWT Finance B.V. (the "Issuer") dated June 2, 2000, with respect to the offer and sale of the Issuer's Senior Subordinated Notes Due 2010 (the "Notes"), Certain other terms used in Sections 7(a) and 8 hereof are as defined in the Indenture.

   2. Closing. The purchase and sale of the PIK Preferred Interest will take place at a closing (the "Closing") at such place as the parties shall mutually agree. The Closing shall take place on or prior to June 13, 2000, or at such other time as the parties shall mutually agree. At the Closing, each of the parties hereto shall execute and deliver the Amended Company

Documents, and thereby become bound to one another with respect to all of the terms and provisions thereof. Pursuant to the terms of the Operating Agreement, the PIK Preferred Interest will be issued to and held by the Subscriber as of the Closing. The Subscriber will make full payment of its Capital Contribution to the Company at the Closing in such manner as the parties shall mutually agree.

   3. Representations and Warranties by the Company and the Issuer. With full knowledge that the Subscriber intends to reply upon the representations and warranties made herein, each of the Company and the Issuer hereby represents and warrants as follows:

       (a) Organization and Standing. Each of the Company and the Issuer is a limited liability company duly organized and validly existing in good standing under the laws of its respective jurisdiction of organization and has all requisite power and authority for the ownership and operation of its properties and for the carrying out of its business as now conducted and as proposed to be conducted.

       (b) Corporate Action. Each of the Company and the Issuer has all necessary power and authority and has taken all action required to make such of this Agreement, the PIK Preferred Interest, the Amended Company Documents and any other agreements and instruments executed in connection herewith to which it is a party and therewith the valid and enforceable obligations of the Company or the Issuer (as the case may be). This Agreement and, upon the execution and delivery of the Amended Company Documents, the Amended Company Documents each constitute a legal, valid and binding obligation of the Company enforceable against the Company and (in case of this Agreement) the Issuer in accordance with its terms, subject to the effect of bankruptcy, insolvency or similar laws and subject to the application of general equitable principles. The issuance of the PIK Preferred Interest is not subject to preemptive or other preferential rights, or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or which are otherwise binding upon the Company (including the Amended Company Documents). The execution, delivery and performance of such of this Agreement and the Amended Company Documents to which it is a party, the issuance of the PIK Preferred Interest and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, or default under, any agreement or other instrument to which the Company or the Issuer (as the case may be) is a party or by which it or any of its properties is bound, or any judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

       (c) Governmental Approvals. All authorizations, consents, approvals, exemptions from or filings or registrations with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, necessary for or in connection with the offer, issuance, sale, execution or delivery by each of the Company and the Issuer, or for the performance by it of its obligations under this Agreement or (in the case of the Company) the Amended Company Documents, have been made prior to, and are effective as of, the Closing.

       (d) Litigation. There is no litigation, governmental proceeding or investigation pending or threatened against the Company or the Issuer which questions the validity of this Agreement, or (in the case of the Company) the PIK Preferred Interest or the Amended Company Documents or (in any case) any action taken or to be taken pursuant hereto or thereto.

       (e) The Company and the Issuer represents that no Person has or will have, as a result of any act or omission by the Company and the Issuer, any right, interest or valid claim against or upon the Subscriber for any commission, fee or other compensation as a finder or broker, or in any similar capacity, as a result of dealings with the Company and the Issuer in connection with the transactions contemplated by this Agreement.

   4. Subscriber's Representations and Warranties. With the full knowledge that the Company and the Board of Managers of the Company (the "Manager") intend to rely upon the representations and warranties made herein, the Subscriber hereby represents and warrants to and for the benefit of the Company and the Manager as follows:

       (a) The Subscriber is an "accredited investor" as that term is defined in Regulation (S)203.501 under the Securities Act of 1933, as amended (the "Act"). The Subscriber is capable of evaluating the merits and risks of purchasing the PIK Preferred Interest. The Subscriber represents that the statements made by the Subscriber in the Confidential Investor Questionnaire completed and signed by him are true and correct in all material respects.

       (b) The Subscriber has been advised that (i) there will be no public market for the PIK Preferred Interest, (ii) it may not be possible to readily liquidate an investment in the PIK Preferred Interest, (iii) the PIK Preferred Interest cannot be resold without either registration under the Act and under applicable state securities laws, or an opinion of securities counsel that an exemption is available therefrom and (iv) the Company has no obligation to register the PIK Preferred Interest under the Act or supply information necessary to enable the Subscriber to make a sale of the PIK Preferred Interest under Rule 144 under the Act.

       (c) The Subscriber is purchasing the PIK Preferred Interest for investment for the Subscriber's own account and not with any present view towards resale or other distribution of the PIK Preferred Interest.

       (d) The Subscriber is able to bear the economic risk of its investment in the PIK Preferred Interest and, at the present time, could afford a complete loss of such investment. The Subscriber has adequate means of providing for current needs and personal contingencies and has no need for liquidity in connection with its investment in the PIK Preferred Interest, and such investment in the PIK Preferred Interest will not cause the Subscriber's overall committed investments that are not readily marketable to become excessive.

       (e) The Subscriber represents that no Person has or will have, as a result of any act or omission by such Subscriber, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, as a result of dealings with such Subscriber in connection with the transactions contemplated by this Agreement.

       (f) The Subscriber understands that no state or governmental authority has made any finding or determination relating to the fairness of an investment in the PIK Preferred Interest.

       (g) This Agreement, the Amended Company Documents and all other instruments executed by the Subscriber in connection with the Subscriber's investment in the Company, (i) have been duly executed and delivered by the Subscriber, (ii) if the Subscriber is not a natural Person, have been duly authorized by all necessary action on behalf of the Subscriber, and (iii) are the legal, valid and binding obligations of the Subscriber, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency or similar rules and subject to the application of general equitable principles.

       (h) The execution and delivery by the Subscriber of this Agreement, the Amended Company Documents and all other instruments executed in connection with its investment in the Company do not, and the performance thereof will not,
(i) contravene any provision of existing law or regulations of any court or governmental order by which the Subscriber is bound, (ii) conflict with the charter, by-laws and/or other organization documents of the Subscriber, or (iii) conflict with, result in any breach of the term of, constitute a default under, or result in any encumbrance upon any of the properties of the Subscriber pursuant to, any indenture, mortgage, or other agreement or instrument to which the Subscriber is a party or by which it is bound.

       (i) No approval, authorization, or other action by or filing with, any federal, state, municipal, or other governmental commission, board, or agency is required by the Subscriber in connection with the execution and delivery by the Subscriber of this Agreement, the Amended Company Documents and all other instruments executed in connection with the investment in the Company by the Subscriber, or the consummation of the purchase of the PIK Preferred Interest by the Subscriber.

   5. Conditions Precedent to Subscriber's Obligations. The Subscriber's obligations to subscribe to the PIK Preferred Interest and to pay its Capital Contribution at the Closing is subject to the fulfillment, prior to or at the time of the Closing, of the following conditions:

       (a) The contemporaneous consummation of the Merger, the Offering of the Notes and the placement of the Senior Credit Facility;

       (b) The execution and delivery by the Company and the requisite percentage of existing Members of the Company of the Amended Company Documents;

       (c) The representations and warranties of the Company contained in
Section 3 of this Agreement shall be true and correct in all material respects when made and at the time of the Closing; and

       (d) The Subscriber shall have received its Warrant under the Acquisition Agreement for five percent (5%) of the Company's fully diluted equity capital as of June 13, 2000, upon the terms and conditions described in the Warrant Agreement, Operating Agreement and the Members' Agreement.

   6. Conditions Precedent to the Company's Obligations. The obligations of the Company to issue the PIK Preferred Interest and to admit the Subscriber as a new Member at the Closing shall be subject to the fulfillment, prior to or at the time of the Closing, of the following conditions:

       (a) The contemporaneous consummation of the Merger, the Offering of the Notes and the placement of the Senior Credit Facility;

       (b) The execution and delivery by the Subscriber and the requisite percentage of existing Members of the Company of the Amended Company Documents; and

       (c) The representations and warranties made by the Subscriber contained in Section 4 of this Agreement shall be true and correct in all material respects when made and at the time of the Closing.

   7. Covenants of the Company. The Company hereby covenants and agrees as follows, intending that the Subscriber shall be the beneficiary of such covenants and agreements for so long as the PIK Preferred Interest remains outstanding, and that such covenants and agreements shall be in addition to the rights and privileges of the Subscriber under the Amended Documents, as the holder of the PIK Preferred Interest:

       (a) General Covenants. The Company hereby agrees that the following covenants and agreements which appear in Article IV and V of the Indenture are also hereby made for the benefit of the Subscriber and its permitted successors and assigns:

   (i)    Section 4.3 - Limitation on Restricted Payments;
   (ii)   Section 4.4 - Limitation on Indebtedness;
   (iii)  Section 4.5 - Corporate Existence;
   (iv)   Section 4.6 - Payment of Taxes and Other Claims;
   (v)    Section 4.7 - Maintenance of Properties and Insurance;
   (vi)   Section 4.9 - Compliance with Laws;
   (vii)  Section 4.12 - Limitation on Transactions with Affiliates;
   (viii) Section 4.13 - Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;
   (ix)   Section 4.14 - Limitation on Liens;
   (x)    Section 4.16 - Limitation on Asset Sales (excepting clauses
          (c) through (h) thereof);
   (xi)   Section 4.18 - Limitation on Layering;
   (xii) Section 4.19 - Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries;
   (xiii) Section 4.22 - Business Activities;
   (xiv)  Section 4.24 - Sale and Leaseback Transaction; and
   (xv)   Section 5.1 - Merger, Consolidation or Sale of Assets.

The above-referenced covenants shall be deemed to be incorporated herein by reference in full, as if the text thereof was fully set forth herein. Capitalized terms used in such covenants shall have the respective meanings set forth in the Indenture.

       (b) Financial Reporting Requirements. The Company shall furnish to the Subscriber all of the following information, all of which is also required to be delivered under the Senior Credit Facility:

               (A) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification or exception, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

               (B) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter (provided that no such consolidating statements of cash flows shall be required for the fiscal quarter ended June 30, 2000), setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year and a comparison of such figures to the budget with respect to such period previously delivered to the Subscriber, certified by the chief financial officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments) and a narrative discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then-current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such period and to the comparable periods of the previous year and to its budget with respect to such period previously delivered to the Subscriber; and

               (C) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Company (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year and a comparison of such figures to the budget with respect to such period previously delivered to the Subscriber, certified by the Company's chief financial officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that no such consolidating information shall be required for the first fiscal year following the Closing and no such consolidating statements of cash flows shall be required pursuant to this paragraph at any time;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

               (D) concurrently with the delivery of the financial statements referred to in paragraphs (A) through (C) above, a copy of any certificates of the chief financial officer of the Company and/or the independent certified public accountants reporting on such financial statements which are delivered pursuant to the Senior Credit Facility;

       (c) Termination of Covenants. Upon the exchange of the PIK Preferred Interest as described in Section 9 below and subject to Section 9 below, all of the covenants set forth in paragraphs (a), (b) and (c) of this Section 7 shall terminate and be of no further force or effect pursuant to this Agreement.

   8.  Subordination.
       -------------

       (a) Agreement to Subordinate. The Subscriber agrees, and each holder of the PIK Preferred Interest upon any transfer thereto shall be deemed to agree, that all obligations of the Company to pay or redeem the PIK Preferred Interest and all dividends or other amounts due therein are subordinated in right of payment, to the extent and in the manner (but only to that extent and in that manner) provided in the following paragraphs (b) to (e) of this Section 8, to the prior payment in full of all "Senior Debt" and all "Senior Subordinated Debt", (as each of such terms is defined in the Indenture in the form it is in on the date hereof), and that such subordination is for the benefit of and enforceable by the holders of the Senior Debt and/or the holders of the Senior Subordinated Debt. The Senior Debt and Senior Subordinated Debt is referred to collectively herein as "Superior Debt".

       (b) Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total liquidation or a total dissolution of the Company or any bankruptcy, insolvency, receivership or similar proceeding related to the Company or its properties or an assignment for the benefit of creditors of the Company's assets or liabilities:

           (i) the holders of Superior Debt shall be entitled to receive payment in full in cash or Cash Equivalents (as such term is defined in the Indenture in the form it is in on the date hereof) of all obligations due with respect to Superior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Superior Debt) before the holders of the PIK Preferred Interest shall be entitled to receive any payment of principal of, accrued dividend on, or interest (including interest accruing after the commencement of any such proceeding) with respect to the PIK Preferred Interest; and

           (ii) until the Superior Debt is paid in full in cash or Cash Equivalents (as defined in the Indenture in the form it is in on the date hereof), any payment or distribution to which the holders of the PIK Preferred Interest would be entitled but for this Section 7 shall be made to the holders of Superior Debt, as their respective interests may appear.

       (c) Relative Rights. This Section 7 defines the relative rights of the holder of the PIK Preferred Interest in relation to the rights of the holders of Superior Debt. Nothing in this Section 7 shall be deemed to impair, as between the Company and the holder of the PIK Preferred Interest, the obligation of the Company to make all payments, including but not limited to Guaranteed Payments, dividends and redemption amounts and the obligations of the Company and the Issuer to carry out their respective obligations to exchange the PIK Preferred Interest for additional Notes in accordance with the terms of this Agreement and the Amended Company Documents, or otherwise prevent the holder of the PIK Preferred Interest from otherwise exercising its available remedies against the Company or the Issuer, subject always to the rights of holders of Superior Debt under this Section 7 to receive distributions which might otherwise be payable to holders of the PIK Preferred Interest.

       (d) Subordination May Not Be Impaired by Company. The right of any holder of Superior Debt to enforce the subordination evidenced by this Section 7 shall not be impaired by any act or failure to act by the Company or the Issuer.

       (e) Reliance by Holders of Superior Debt on Subordination Provisions. Each holder of the PIK Preferred Interest by accepting such PIK Preferred Interest and all rights and benefits accruing thereto, hereby acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration of each holder of any Superior Debt, whether such Superior Debt was created or required before or after the issuance of the PIK Preferred Interest to acquire, or to continue to hold, such Superior Debt and such holder of Superior Debt shall be deemed conclusive that you have relied on such Subordination Provisions in acquiring in holding and continuing to hold or in containing to hold such Superior Debt.

   9. Exchange of PIK Preferred Interest into Notes; Joinder by Issuer. The parties hereto acknowledge that, as set forth more fully in the Amended Operating Agreement, the PIK Preferred Interest is exchangeable by the Subscriber or redeemable by the Company for an equivalent principal amount of Notes from the Issuer.

   The Issuer hereby joins in this Agreement for the purpose of expressing its covenant and agreement and hereby covenants and agrees with the Subscriber to issue additional Notes to the Subscriber pursuant to all of the terms and conditions of the Indenture, or its designated affiliate, in an amount of the full aggregate Capital Contribution (as defined in the Operating Agreement) of the PIK Preferred Interest (plus all accrued and unpaid amounts payable to the holder thereof) upon the exchange or redemption of the Preferred Interest in accordance with the terms and conditions of the Amended Members' Agreement.

     10.  Miscellaneous.
          -------------

       (a) Entire Agreement; Amendments. This Agreement sets forth the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and, subject to applicable law, may be amended or terminated only in writing. Notwithstanding the foregoing sentence, the parties acknowledge that various material terms of the PIK Preferred Interest are also set forth in the Amended Company Documents.

       (b) Waiver of Rights or Remedies. Any failure by the Subscriber, the Managers or the Company to exercise any right or remedy under this Agreement, or any delay in exercising any such right or remedy, shall not operate as a waiver of such right or remedy. No waiver of any such right or remedy shall be effective unless it is in writing and signed by the party making the waiver.

       (c) Governing Law, Jurisdiction; Jury Trial. This Agreement shall be construed in accordance with, and its validity, construction, and performance shall be governed by, the laws of The State of Delaware. The Subscriber hereby irrevocably consents to the exclusive jurisdiction of any federal or state court sitting in The State of Delaware for the purposes of any proceeding relating to this Agreement and waives any objection to the convenience of any such court. The Subscriber hereby irrevocably waives any right to a jury trial with respect to any matter relating to this Agreement or the Subscriber's investment in the PIK Preferred Interest.

       (d) Headings and Captions; Pronouns. Headings and captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted as the context may require.

       (e) Severability. In the event that any provision of this Agreement shall be found to be invalid, illegal, or unenforceable as written, such finding or invalidity, illegality, or unenforceability shall have no bearing or effect upon the validity or enforceability of any other provision of this Agreement.
In the event that any otherwise valid provision contained in this Agreement shall be found invalid, illegal, or unenforceable as applied in any case, such finding or invalidity, illegality, or unenforceability of such provision in such application shall have no bearing or effect upon the validity, legality or enforceability of such provision in any other application or of any other provision of this Agreement except to the extent that such continued validity, legality, or enforceability shall be expressly and conclusively precluded by the judgment of the court or tribunal that made such finding of invalidity, illegality, or unenforceability.

       (f) Notices. All demands, notices, and other communications under this Agreement shall be in writing, shall be deemed effective when sent by overnight delivery service or by certified or registered mail (in any such case, postage prepaid and return receipt requested) or by facsimile, and, if sent to the Subscriber, shall be addressed to the Subscriber at the address given on the Subscriber Signature Page hereto (or such other address of which the Subscriber may hereafter notify the Company) or, if sent to the Company, shall be addressed to the Company at Weigh-Tronix, LLC, 293 South Main Street, Providence, Rhode Island 02903, Attention: Chief Financial Officer (or such other address of which the Company may hereafter notify the Subscriber).

       (g) Successor and Assigns; Rights of Transfer. The Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the parties hereto.

   The PIK Preferred Interest shall be non-transferable except pursuant to a Permitted Transfer (as defined in the Amended Members' Agreement).

       (h) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

                                 *   *   *   *

                               WEIGH-TRONIX, LLC

                                SIGNATURE PAGE

                                      TO

                            SUBSCRIPTION AGREEMENT

     The undersigned hereby executes and delivers the Subscription Agreement and Investor Questionnaire (attached thereto) to which this Signature Page is attached, which, together with all counterparts of said Agreements and Signature Pages of the other parties named in said Agreements, shall constitute one and the same document in accordance with the terms of said Agreements.

Date:  June 13, 2000        Marconi, Inc.
                            ----------------------------------------------------
                            Name of Subscriber

                            By:____________________________


                            Print Name:_____________________
                            Title:__________________________

                            Address:________________________
                            ________________________________

                            Telecopier No.:_________________

                            Social Security Number or Taxpayer Identification Number:______________________________

ACCEPTED AND AGREED:

WEIGH-TRONIX, LLC

By:______________________________

SWT FINANCE B.V. (as to Paragraphs 3 and 9 hereof)

By:______________________________
   By Designation under Power of
   Attorney

                                  SCHEDULE 1
                                  ----------

                               WEIGH-TRONIX, LLC

                                 CLASS MEMBER
                                 ------------

NAME AND ADDRESSES                  CAPITAL
 OF CLASS MEMBER                 CONTRIBUTION
 ---------------                 ------------

Marconi, Inc.                    10,000,000
c/o Marconi Data Systems Inc.  (EURO $10 million)
1500 Mittel Blvd.
Wood Dale, Illinois  60191-1073

with a copy to:

Marconi Corp. PLC
One Bruton Street
London WIX 8AQ
Attn:  Clifford Samuel

                      CONFIDENTIAL INVESTOR QUESTIONNAIRE

     The PIK Preferred Interest (the "PIK Preferred Interest") in WEIGH-TRONIX, LLC, a Delaware limited liability company (the "Company"), are being offered to a limited number of qualified investors, without registration under the Securities Act of 1933, as amended (the "1933 Act"), and without registration under various state securities or blue sky laws in reliance on exemptions therefrom. The following information is required in order to determine whether the subscriber (the "Subscriber") will be a qualified purchaser of the PIK Preferred Interest pursuant to the exemptions from federal securities registration provided under Section 4(2) of the 1933 Act, and/or Regulation D promulgated thereunder by the Securities and Exchange Commission ("SEC"), and the requirements of applicable state securities laws.

     The Subscriber must and will notify the Company immediately of any material change in any statement made herein.

     Date Questionnaire Completed:

                     PART 1. IDENTIFICATION OF SUBSCRIBER

                     (TO BE COMPLETED BY ALL SUBSCRIBERS)

     Subscriber
     ----------

(1)  Name(s) of Subscriber(s)  _________________________________

(2)  If not a natural Person, Type of Entity:

[ ]  Corporation               [ ]  Trust
[ ]  Partnership               [ ]  Other _______________________________
                                          (Specify)
     Note: If Subscriber is not a natural Person, the following additional information will be required:

State of Organization:___________________________________________________

Number of shareholders or
partners:________________________________________________________________

Name of contact person:__________________________________________________

Name(s) and title(s) of individual(s) executing
documents:_______________________________________________________________
____________________________________________________________________________
____________________________________________________________________________

(3) If the Subscriber is a natural Person, identify the nature of ownership of the proposed investment in the Company:

     [ ]  Single Ownership
     [ ]  Tenancy by the entirety (Spouses only)
     [ ]  Community property
     [ ]  Joint tenancy with right of survivorship
     [ ]  Tenancy in common

(4)  Home Address     _____________________

                      _____________________

     Telephone No.    (____)_______________

(5)  Business Address _____________________

                      _____________________

     Telephone No.    (____)_______________

(6)  Address to which correspondence should be mailed:

[ ]    Home         [ ]    Business     [ ]  Other (Specify)_________________

                                                            _________________

                                                            _________________


(7)    Date of Birth (or Formation if an Entity):  __________________

(8)    Social Security or Taxpayer ID No.:  __________________

(9)    Marital Status (if applicable):  _______________________


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PART II.  ACCREDITED INVESTOR STATUS

                     (To Be Completed by All Subscribers)

A. SUBSCRIBER WILL QUALIFY AS AN "ACCREDITED INVESTOR" FOR PURPOSES OF PURCHASING THE UNITS IF HE MEETS ANY ONE OF THE FOLLOWING QUALIFICATIONS. PLEASE INDICATE IF YOU QUALIFY UNDER ONE OR MORE OF THE FOLLOWING (please check all that apply):

[ ]  1.   Subscriber is a natural Person and has a net worth as of the date of this subscription (alone or including the net worth of the spouse of such Subscriber) in excess of $1,000,000.

[ ]  2.   Subscriber is a natural Person and had individual income in excess of
          $200,000, or joint income with the spouse of such Subscriber in excess of $300,000, in each of the two most recent calendar years and reasonably expects the same income level in the current year.

[ ]  3.   Subscriber is a corporation, partnership, charitable organization described in Section 501(c)(3) of the Internal Revenue Code, or business trust, not formed for the specific purpose of acquiring the Units, with total assets in excess of $5,000,000.

[ ]  4.   Subscriber is an entity which falls within one of the following categories of institutional accredited investors, set forth in Rule 501(a) of Regulation D under the 1933 Act:

          (If Subscriber has checked Category 4, check below the item which describes Subscriber)

          [ ]    (a)  A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or a fiduciary capacity.

          [ ]    (b)  A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.


          [ ]    (c)  An insurance company as defined in Section 2(13) of the
                      1933 Act.

          [ ]    (d)  An investment company registered under the Investment
                      Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

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

          [ ]    (e)  A Small Business Investment Company licensed by the U.S.
                      Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 195 8.

          [ ]    (f)  Any plan established and maintained by a state, its
                      political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

          [ ]    (g)  Any private business development company as defined in
                      Section 202(a)(22) of the Investment Advisers Act of 1940.

          [ ]    (h)  An employee benefit plan within the meaning of the
                      Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by Persons that are accredited investors.

          [ ]    (i)  A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

[ ]  5.   Subscriber is an entity in which all of the equity owners are accredited investors and described in one or more of the Categories set forth in paragraphs 1 through 4 above.

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